UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 29, 2005

PACIFICORP

(Exact name of registrant as specified in its charter)

STATE OF OREGON (State or other jurisdiction of incorporation)	1-5152 (Commission File No.)	93-0246090 (I.R.S. Employer Identification No.)

825 N.E. Multnomah, Suite 2000, Portland, Oregon (Address of principal executive offices)	97232-4116 (Zip Code)

Registrant’s telephone number, including area code:

(503) 813-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

As previously disclosed in PacifiCorp’s Annual Report on Form 10-K for the year ended March 31, 2005, PacifiCorp’s Compensation Committee has approved a Transaction Incentive Program, which consists of a $6.0 million pool created by PacifiCorp’s indirect parent company, Scottish Power plc (“ScottishPower”), for retention incentives during the period of completion of ScottishPower’s sale of PacifiCorp to MidAmerican Energy Holdings Company (“MidAmerican”). ScottishPower will be responsible for the costs of the Transaction Incentive Program. On August 29, 2005, certain of PacifiCorp’s named executive officers entered into agreements with ScottishPower for awards under the Transaction Incentive Program. The agreement signed by each participating named executive officer has two principal components:

•

A modification of the executive officer’s eligibility under PacifiCorp’s Annual Incentive Plan (“AIP”) for the fiscal year ending March 31, 2006. Participating executive officers have agreed that their AIP awards, as funded by PacifiCorp, will no longer be based on multiple measurement criteria (some of which provided for a pro rata payout), but instead will be based on a single measurement, PacifiCorp’s performance against its budget (which will not be subject to a pro rata payout). However, Ian Russell, ScottishPower’s Chief Executive Officer, retains the discretion to approve or modify any AIP payout to these officers, subject to review by ScottishPower’s Remuneration Committee.

•

Terms of Transaction Incentive Program Award. Each participating executive officer is eligible for a transaction incentive award in an amount equal to the executive officer’s base salary (as adjusted for any existing retention agreement), payable as follows:

1.	25% of the award is payable within one month of execution and delivery of the award agreement;
2.

50% of the award is payable three months after the closing of PacifiCorp’s sale to MidAmerican at $5.1 billion as set forth in the Stock Purchase Agreement governing the transaction, provided there are no claims by MidAmerican against ScottishPower; and

3.	25% of the award is payable 12 months after the closing, again as long as there are no claims by MidAmerican against ScottishPower.

Continued employment by PacifiCorp, observance of confidentiality obligations and satisfactory performance in support of the transaction until the sale’s completion are conditions to the executive officer’s receipt of these payments. Ultimate determinations of award eligibility will be made by ScottishPower’s Chief Executive Officer, subject to review by the Remuneration Committee.

PacifiCorp and ScottishPower also finalized the terms of Transaction Incentive Program awards to other participants, primarily other members of senior management and employees determined to be critical to successful completion of the sale to MidAmerican. The terms and conditions of these awards are generally similar to those of the named executive officer awards, but in some cases include satisfactory achievement of specified employment objectives.

The summary of the Transaction Incentive Program award agreements for PacifiCorp named executive officers is qualified in its entirety by reference to the terms of the form of such agreement, which is included as an exhibit hereto and incorporated by reference herein.

The Transaction Incentive Program award amounts for participating PacifiCorp named executive officers are as follows:

Name and Title	Transaction Incentive Program Award
Andrew P. Haller Senior Vice President, General Counsel and Corporate Secretary	$348,503
Richard D. Peach Chief Financial Officer	$250,000*
A. Richard Walje Executive Vice President	$330,811
Matthew R. Wright Executive Vice President	$305,292
* Adjusted for existing retention agreement.

Item 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

10.  Form of Transaction Incentive Program Award Agreement for Named Executive Officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFICORP
(Registrant)
By	/s/ Andrew P. Haller
Andrew P. Haller Senior Vice President, General Counsel and Corporate Secretary

Date:  September 1, 2005